UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  March 30, 2015

Vail Resorts, Inc.
(Exact name of registrant as specified in its Charter)

Delaware	001-09614	51-0291762
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Interlocken Crescent Broomfield, Colorado	80021
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (303) 404-1800

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01 Other Events.

On March 30, 2015, Vail Resorts, Inc. (the “Company”) and its wholly-owned indirect subsidiary VR Australia Holdings Pty Ltd, an Australian proprietary limited company incorporated in the Commonwealth of Australia, issued a press release announcing that they have entered into a Sale and Purchase Agreement (the “Agreement”) with Murray Publishers Pty Ltd (“Murray”), Transfield Corporate Pty Limited (“Transfield”, and together with Murray, the “Sellers”), Consolidated Press Holdings Pty Limited and Transfield Pty Limited to acquire all of the outstanding equity interests in entities that operate Perisher Ski Resort (“Perisher”) in New South Wales, Australia pursuant to a long-term lease and license from the New South Wales Government. Perisher is the largest and most visited ski resort in Australia. The acquisition includes the resort areas known as Perisher Valley, Smiggin Holes, Blue Cow and Guthega, along with ski school, lodging, food and beverage, retail/rental and transportation operations, which together comprise Perisher.

The Agreement provides for the Company’s purchase from the Sellers of all of the outstanding equity interests in the entities for total cash consideration of AU$176.6 million (approximately US$136 million based upon current currency translation rates), subject to certain adjustments. Depending upon the timing of the closing, the Company will pay the Sellers or will receive from the Sellers the net cash flow of Perisher since January 25, 2015. In addition, the Agreement provides that the Company will pay New South Wales stamp duty related to the acquisition, estimated to be approximately AU$4 million (US$3 million based upon current currency translation rates).

The Agreement sets forth a variety of customary representations and warranties, indemnification provisions and covenants, including covenants requiring the conduct of Perisher’s business in the ordinary course and other restrictions on the operation of its business prior to the consummation of the acquisition. Consummation of the acquisition is subject to customary closing conditions, including approval by the New South Wales Government under the long-term lease and license. Subject to the closing conditions, the parties anticipate completing the acquisition in the fourth fiscal quarter of 2015.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

A list of exhibits furnished herewith is contained on the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAIL RESORTS, INC.

Date: March 30, 2015	By:	/s/ Michael Z. Barkin
Name: Michael Z. Barkin
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated March 30, 2015.